                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): AUGUST 23, 1999

                           ELEPHANT & CASTLE GROUP INC.
            (Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA               1-12134               N/A
(State or other jurisdiction           Commission            IRS Employer
Of incorporation)                      File No.              Identification No.

               856 HOMER STREET, VANCOUVER, B.C. CANADA V6B 2W5
                    (Address of principal executive officer)

     Registrant's Telephone Number, including area code: (604) 684-6451

ITEM 5.   OTHER EVENTS

Following the commencement of the Registrant's 1999 annual general meeting ("AGM") on August 23, 1999, shareholders voted to adjourn the meeting to October 22, 1999. The proposal to adjourn resulted from an objection by counsel for a group of unidentified shareholders (the "Objectants") to the holding of the AGM and the solicitation of proxies by management on the basis of a management proxy statement alleged to be in material non-compliance with the securities laws in British Columbia, Canada and the COMPANY ACT (British Columbia). The substantive allegations concern (i) the failure to disclose a significant related party transaction between the Registrant and one of its insiders, and (ii) a lack of certain background information in the proxy statement relating to a nominee for election as a director.

The alleged deficient disclosure concerns two issues to which the Objectants have indicated their opposition:

(i) the previously announced intention by the Registrant to amend a certain 1995 Note and Stock Purchase Agreement (the "1995 Agreement") pursuant to which General Electric Investment Private Placement Partners II ("GEIPPP II") has invested more than U.S. Ten Million Dollars (U.S. $10,000,000) in securities of the Registrant to provide a security interest in favour of GEIPPP II; and

(ii) the continued service of Martin O'Dowd as President of the Company. On July 30, 1999, Rick Bryant was elected to serve as Chief Executive Officer of the Registrant and Mr. O'Dowd's responsibilities were reduced to a position of part-time President of the Registrant. Mr. O'Dowd also serves as President of a separate unrelated publicly-owned company, Famous Daves of America, Inc.

While the Objectants currently claim to seek discussions concerning representation on the Board of Directors of the Registrant, new management and additional disclosures principally concerning the proposed GEIPPP II Security Agreement and management service of Mr. O'Dowd, Objectants have also threatened litigation.

The adjournment of the AGM may result in further changes in management and/or the composition of the Board of Directors of the Registrant. Mr. William McEwen, an independent director of the Registrant, has resigned. Colin Stacey, Chief Operating Officer of the Company, has been appointed to fill the casual vacancy on the Board.

If the proposed amendments to the 1995 Agreement are not effected, there may be material and adverse consequences to the Registrant, since GEIPPP II is presently in a position to enforce its remedies under the 1995 Agreement, based on the Registrant's failure to meet certain financial covenants and there can be no assurance that alternative financing will be available on satisfactory terms. The Objectants have verbally claimed to have methods or means to provide such alternative financing. The Registrant knows of no basis to credit such claims and intends, in the absence of substantiated other information, to move forward with the Security Agreement with GEIPPP II.

To the knowledge of the Registrant, the Objectants have not made any filings of proxy solicitation or other materials identifying their group, or the members thereof, specifying the purposes, beyond the adjournment of the AGM, for the formation of the group or their financial bankers, if any.

ITEM 7. (c)

Letter from Ladner Downs dated August 23, 1999 seeking adjournment of Annual General Meeting.

                                   ELEPHANT & CASTLE GROUP INC.


                                   By: RICK BRYANT
                                       -------------------------------
                                       Title:  Chief Executive Officer



DATED: September 3, 1999           /s/ RICK BRYANT
       -----------------           ------------------------------------
                                   (Signature)

LADNER Downs
Barristers & Solicitors

                                                        1200 Waterfront Centre
                                                            200 Burrard Street
                                                                  PO Box 48600
                                                          Vancouver, BC Canada
                                                                       V7X 1T2
                                                      Telephone (604) 687-5744
                                                            Fax (604) 687-1415

Fred R. Pletcher                                   Direct Phone (604) 640-4245

                                            E-MAIL  fpletcher@ladner-downs.com
                                                    --------------------------

FILE NO:  45460/00010

BY HAND

The Board of Directors
Elephant & Castle Group Inc.
Fifth Floor, 856 Homer Street
Vancouver, BC
V6B 2W5

ATTENTION: RICHARD BRYANT,
           CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Dear Sirs:

           PROPOSED ADJOURNMENT OF ELEPHANT & CASTLE GROUP INC.'S
           AUGUST 23, 1999 ANNUAL GENERAL MEETING

We represent a group of Canadian and United States shareholders of Elephant & Castle Group Inc. (the "Company") who are extremely dissatisfied with the Company's financial and share price performance since January of 1998 as well as the performance of the Company's management and its Board of Directors.

We believe that it is inappropriate for the Company to proceed with its annual general meeting today. This is because management's proxy materials are in material non-compliance with several provisions of British Columbia's securities laws and the Company Act (British Columbia). We also note, in passing, that the final versions of management's proxy materials appear not to have been properly filed under Canadian securities laws.

In particular the proxy materials fail to disclose a significant related party transaction between the Company and an insider, General Electric Investment Private Placement

Partners II ("GE"), pursuant to which the Company has agreed in principle to grant GE a security interest over substantially all of the assets of the Company. More importantly, the proxy materials have failed to identify the principal occupation of one of management's nominees for election to the Board of Directors: Mr. Martin O'Dowd. While the proxy materials state that Mr. O'Dowd's principal occupation is serving as President and Chief Executive Officer of the Company, we understand that Mr. O'Dowd is no longer serving as the Company's Chief Executive Officer and, in fact, now serves as President and Chief Executive Officer of a competitor of the Company - Famous Dave's of America Inc.

Both of these matters are extremely material facts that the Company should have disclosed to shareholders prior to soliciting proxies for today's annual general meeting. British Columbia law makes it clear that by failing to disclose such material matters to shareholders in the Company's proxy materials in the manner required by law, all proxies solicited by management for this meeting which are based upon such proxies are null and void.

We are therefore proposing that the meeting be adjourned to reconvene at 9:00 a.m. on Friday, October 22, 1999 at the Chevalier Roof of the Rosedale on Robson Suites Hotel located at 855 Hamilton Street, Vancouver, B.C. Canada, V6B 6A2 or such other place as management may properly shareholders of. This period of 60 days will to allow management of the company sufficient time to remedy the deficiencies of its proxy materials and engage in meaningful dialogue with its shareholders as to the direction and future of this Company.

If during this period of adjournment, management and the Board of Directors of the Company:

1. acknowledge the poor financial and share performance by the Company since Mr. O'Dowd became President of the Company;

2. propose a clear and workable strategy to remedy the Company's present earnings shortfall and restore the Company's share price to its previous level;

3. engage an experienced and full-time management team to implement this strategy;

4. impose a system of accountability and performance targets for that management team, which is tied to the Company's share price and financial performance;

5. propose a slate of nominees for election to the Board of Directors of the Company who are free of conflicts-of-interest, and a majority of whom are not associated with either management of the Company or the Company's
    DE FACTO controlling shareholder - GE; and

6. disclose the proposed grant of security to GE in sufficient detail so as to give shareholders the opportunity to make a fully informed decision whether or not to elect a slate of nominees who would support such a transaction, then the management can assume that they will likely to receive the full and enthusiastic support of the shareholders that we represent at the adjourned meeting.

If management chooses to ignore this reasonable request for an adjournment and the opportunity to resolve the difficult issues facing the Company in a reasoned and constructive dialogue with its shareholders through the forum of a shareholder's meeting where the shareholders are properly appraised of all relevant facts, then the shareholders I represent will be forced to address their concerns in another forum - the Courts. If this meeting is not adjourned, my clients will be forced to consider taking legal action to invalidate the results of this meeting. My clients would also be forced to consider the necessity of taking legal action against the Company and certain of its current directors, in their personal capacities, for breach of their duties and responsibilities under British Columbia company law and under both Canadian and United States securities laws.

We trust, however, that management of the Company will not want to embroil the Company in costly litigation over issues that can be easily addressed through and informed dialogue with shareholders at an adjourned meeting.

We look forward to being advised of management's plans to address the issues raised in this letter.


                                      Yours truly,


                                      Ladner Downs


                                      By:

                                      Fred R. Pletcher

Enclosure